Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM S-8

(Form Type)

VNET Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered Securities

		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
	Fees to Be Paid	Equity	Class A ordinary shares, par value $0.00001 per share(1)	Rule 457(c) and Rule 457(h)	36,971,142(3)	$0.5925(4)	$21,905,401.64	0.00015310	$3,353.72
	Fees to Be Paid	Equity	Class A ordinary shares, par value $0.00001 per share(1)	Rule 457(c) and Rule 457(h)	127,937,158(5)	$0.5925(4)	$75,802,766.12	0.00015310	$11,605.40
Total Offering Amounts					164,908,300		$ 97,708,167.76		$14,959.12
Total Fee Offsets									$0
Net Fee Due									$14,959.12

(1)	These ordinary shares may be represented by American Depositary Shares (“ADSs”), each of which represents six Class A ordinary shares of the registrant (“Shares”). ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-173331).

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional Shares or ADSs of the registrant as may hereafter be offered or issued by reason of any share or ADS dividend, share or ADS split, bonus issue, recapitalization or similar transaction effected without the registrant’s receipt of consideration which would increase the number of outstanding Shares or ADSs.

(3)	Represents Shares issuable upon the exercise or vesting of the awards previously granted under the 2020 Plan as of the date of this registration statement, which have not been registered under the prior Form S-8 (Registration No. 333-215568). The maximum offering price per share represents the weighted average exercise price of the options which have been already granted and are outstanding under the 2020 Plan, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act. To the extent outstanding awards under the 2020 Plan terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares of Class A ordinary shares, the shares subject to such awards will, instead, be available for grant under the 2020 Plan.

(4)	The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$3.555 per ADS, the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Global Select Market on November 8, 2024 and adjusted for the Share-to-ADS ratio.

(5)	Represents 127,937,158 additional Shares reserved for future award grants under the 2020 Plan. The initial maximum aggregate number of Shares that may be issued pursuant to all awards (including Incentive Share Options) is 46,560,708 Shares (such number, the “Maximum Number”); provided, however, if, after May 13, 2020, the effective date of the 2020 Plan (the “Effective Date”), the Registrant issues any new ordinary shares or any other securities convertible into or exercisable or exchangeable for ordinary shares of the Registrant in a capital raising transaction, such Maximum Number (including the Shares that have already been issued pursuant to the awards granted under the 2020 Plan prior to the completion of such transaction) shall be increased to 15% of the total number of issued and outstanding ordinary shares of the Registrant on an as-converted basis immediately upon the completion of such transaction. For the sake of clarification, the Maximum Number as of the date of this Registration Statement is 231,628,036 Shares. Notwithstanding the foregoing, to the extent any awards granted pursuant to the Registrant’s 2010 Share Incentive Plan or 2014 Share Incentive Plan terminates, expires, lapses or forfeited after the Effective Date for any reason, Shares subject to such awards shall also become available to the grant of an award pursuant to the 2020 Plan. To the extent that the actual number of Shares that may be offered pursuant to the 2020 Plan exceeds the number of shares registered on this registration statement, the Registrant will file a new registration statement to register the additional Shares.